Exhibit 99.1

Twin Hospitality Group Inc. Announces Appointment of Kim Boerema as Chief Executive Officer

May 15, 2025

Fast-Growing Experiential Restaurant Group Hires California Pizza Kitchen and Texas Roadhouse Veteran	Kim Boerema

DALLAS, May 15, 2025 (GLOBE NEWSWIRE) -- Twin Hospitality Group Inc. (Nasdaq: TWNP), the parent company of Twin Peaks Restaurant, today announces the appointment of Kim Boerema as Chief Executive Officer, effective immediately. Boerema will draw on his over 30 years of industry experience, scaling and optimizing high-volume, full-service restaurant operations, to continue driving forward the rapid growth trajectory of the ultimate sports lodge, Twin Peaks.

Boerema most recently served as President and Chief Operating Officer of Parry’s Pizzeria & Taphouse, where he helped to significantly scale the brand, taking it from a 10-unit concept to an approximately 30-unit concept in the last two and a half years. Other prior experiences include serving as CEO and President of Iron Hill Brewery and Restaurant, where he led brand transformation efforts in addition to serving as COO of California Pizza Kitchen, where he was key in creating a new cost-effective restaurant prototype along with rebuilding the operations and leadership teams. Boerema was also a Regional Vice President at Texas Roadhouse, where he oversaw 125 units in 22 states, driving growth and best-in-class retention for the respective locations.

“Kim brings deep expertise in franchising, corporate operations, and profitability enhancement, making him ideally positioned to lead Twin Peaks in its next stage of growth,” said Ken Kuick, CFO of Twin Hospitality Group. “With a pipeline of 100 lodges, Kim’s background and proven leadership will be instrumental as we look to scale the Twin Peaks brand and fuel long-term momentum.”

“I have always had a passion for experiential dining, which aligns perfectly with the immersive sports lodge positioning of Twin Peaks,” said Kim Boerema, CEO of Twin Hospitality Group. “Over the years, Twin Peaks has emerged as an industry leader known for operational excellence and brand integrity, and I look forward to not only maintaining but also enhancing what makes the Twin Peaks brand such a coveted customer experience as we continue to expand across the globe.”

For more information on Twin Hospitality Group, visit https://ir.twinpeaksrestaurant.com/.

Twin Hospitality Group Inc.

Twin Hospitality Group Inc. is a restaurant company that strategically develops and operates specialty casual dining restaurant concepts with a goal to redefine the casual dining category with its experiential driven brands. For more information, visit https://ir.twinpeaksrestaurant.com/.

Chief Executive Officer

About Twin Peaks

Founded in 2005 in the Dallas suburb of Lewisville, Twin Peaks has 116 locations in the U.S. and Mexico. Twin Peaks is the ultimate sports lodge featuring made-from-scratch food and the coldest beer in the business, surrounded by scenic views and wall-to-wall TVs. At every Twin Peaks, guests are immediately welcomed by a friendly Twin Peaks Girl and served up a menu made for MVPs. From its smashed and seared-to-order burgers to its in-house smoked brisket and wings, guests can expect menu items that satisfy every appetite. To learn more about franchise opportunities, visit twinpeaksfranchise.com. For more information, visit twinpeaksrestaurant.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the timing and performance of new store openings. Forward-looking statements reflect the expectations of management concerning the future and are subject to significant business, economic and competitive risks, uncertainties, and contingencies. These factors are difficult to predict and beyond our control and could cause our actual results to differ materially from those expressed or implied in such forward-looking statements. We refer you to the documents that are filed from time to time by Twin Hospitality Group Inc. with the Securities and Exchange Commission, such as its Registration Statement on Form 10 and reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of these and other factors. We undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

Investor Relations:

ICR

Michelle Michalski

ir@twinpeaksrestaurant.com

Media Relations:

Destinee Rollins

destinee.rollins@tprest.com

972-342-5902

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Attachment

● Kim Boerema